EXHIBIT 23.2

CONSENT OF GUMBINER SAVETT INC.,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Axesstel,	Inc.
San	Diego, California

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated January 28, 2005, relating to the consolidated financial statements and schedules of Axesstel, Inc. appearing in its Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ Gumbiner Savett Inc.
GUMBINER SAVETT INC.

Santa Monica, California

February 22, 2005